UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012 (July 27, 2012)

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Introductory Note

On August 1, 2012, Gen-Probe Incorporated, a Delaware corporation (“Gen-Probe”), was acquired by Hologic, Inc., a Delaware corporation (“Hologic”), pursuant to the merger of Gold Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Hologic (“Merger Sub”), with and into Gen-Probe, with Gen-Probe surviving the merger as a wholly owned subsidiary of Hologic (the “Merger”). The Merger was effected pursuant to the previously announced Agreement and Plan of Merger, dated as of April 29, 2012 (the “Merger Agreement”), by and among Gen-Probe, Hologic, and Merger Sub.

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On August 1, 2012, immediately following the Merger and by virtue of Gen-Probe becoming a wholly owned subsidiary of Hologic, Hologic, as borrower, certain of Hologic’s domestic subsidiaries, as initial guarantors (the “Initial Guarantors”), and Gen-Probe and its domestic subsidiaries, as additional guarantors (the “Gen-Probe Guarantors” and, collectively with the Initial Guarantors, the “Guarantors”), entered into a credit and guaranty agreement (the “Hologic Credit Agreement”) with Goldman Sachs Bank USA, in its capacity as administrative and collateral agent, and the lenders party thereto (collectively, the “Lenders”). Pursuant to the terms and conditions of the Hologic Credit Agreement, the Lenders have committed to provide senior secured financing to Hologic in an aggregate amount of up to $2.8 billion. On August 1, 2012, Hologic borrowed $2.5 billion aggregate principal under the Hologic Credit Agreement, which was used to fund a portion of the consideration, and related fees and expenses, for Hologic’s acquisition of Gen-Probe.

The Guarantors have guaranteed Hologic’s obligations under the credit facilities, and the credit facilities are secured by first-priority liens on, and a first-priority security interest in, substantially all of the assets of Hologic and the Guarantors, including all of the capital stock of substantially all of the U.S. subsidiaries owned by Hologic and the Guarantors, 65% of the capital stock of certain of Hologic’s and Gen-Probe’s first-tier foreign subsidiaries and all intercompany debt. The security interests are evidenced by a pledge and security agreement by and among Goldman Sachs Bank USA, as collateral agent, Hologic and the Guarantors (the “Pledge and Security Agreement”) and other related agreements, including certain intellectual property security agreements and mortgages.

The credit facilities under the Hologic Credit Agreement consist of:

•	a $1.0 billion senior secured tranche A term loan (“Term Loan A”) with a final maturity date of August 1, 2017;

•	a $1.5 billion secured tranche B term loan (“Term Loan B”) with a final maturity date of August 1, 2019; and

•	a $300.0 million secured revolving credit facility (“Revolving Facility”) with a final maturity date of August 1, 2017.

Hologic is required to make scheduled principal payments under Term Loan A in increasing amounts ranging from $12.5 million per three-month period beginning October 31, 2012 to $50.0 million per three-month period commencing October 31, 2015, and under Term Loan B in equal installments of $3.75 million per three-month period beginning on October 31, 2012 and for 27 three-month periods thereafter. The remaining balance for each term loan is due at maturity. Any amounts outstanding under the Revolving Facility are due at maturity. Hologic is required to make principal repayments first, pro rata among the term loan facilities, and second to the Revolving Facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances, insurance recoveries and equity offerings. Subject to certain limitations, Hologic may voluntarily prepay any of the credit facilities without premium or penalty.

All amounts outstanding under the Hologic Credit Agreement will bear interest, at Hologic’s option, initially, with respect to all loans made under Term Loan A and the Revolving Facility: (i) at the Base Rate plus 2.00% per annum, or (ii) at the Adjusted Eurodollar Rate (i.e., the Libor rate) plus 3.00%, and with respect to loans made under

Term Loan B: (i) at the Base Rate, with a floor of 2.00%, plus 2.50%, or (ii) at the Adjusted Eurodollar Rate, with a floor of 1.00%, plus 3.50%. The applicable margin to the Base Rate or Eurodollar Rate on Term Loan A and the Revolving Facility are subject to specified changes depending on the total net leverage ratio, as defined in the Hologic Credit Agreement. Hologic will pay a quarterly commitment fee at an annual rate of 0.50% on the undrawn committed amount available under the Revolving Facility (which rate is subject to reduction depending on the total net leverage ratio, as defined in the Hologic Credit Agreement).

The Hologic Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of Hologic and the Guarantors, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, enter into sale-leaseback transactions, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses. The credit facilities contain total net leverage ratio and interest coverage ratio financial covenants measured as of the last day of each fiscal quarter, as defined in the Hologic Credit Agreement.

The loan documents contain customary representations and warranties by Hologic and the Guarantors, as well as customary events of default, including an event of default upon a change of control of Hologic. An event of default will occur under the credit facilities if Hologic, or in some circumstances one of the Guarantors, subject to the applicable cure periods, fails to make any payment when due under the loan documents, fails to comply with affirmative or negative covenants, makes a misrepresentation, defaults on other specified indebtedness, becomes subject to specified events of bankruptcy, fails to discharge specified judgments or orders of dissolution, or becomes subject to specified claims under ERISA. If an event of default occurs and is not cured within any applicable grace period or is not waived, the Lenders have the right to accelerate repayment of the indebtedness under the credit facilities to the extent provided in the loan documents and applicable law, and upon certain events of default concerning bankruptcy such acceleration shall occur automatically. If Hologic’s indebtedness evidenced by the credit facilities were accelerated, Hologic and the Guarantors may not have sufficient funds to pay such indebtedness. In that event the Lenders would be entitled to enforce their security interests in the collateral securing such indebtedness, which will include substantially all of the assets of Hologic and the Guarantors.

The foregoing description of the Hologic Credit Agreement, the Pledge and Security Agreement and related loan documents is not complete and is qualified in its entirety by reference to the Hologic Credit Agreement and the Pledge and Security Agreement, which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Senior Notes

On August 1, 2012, immediately following the Merger and by virtue of Gen-Probe becoming a wholly owned subsidiary of Hologic, Hologic, the Initial Guarantors and the Gen-Probe Guarantors, as additional guarantors, entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, relating to the issuance by Hologic of $1.0 billion aggregate principal amount of 6.25% senior notes due 2020 (the “Senior Notes”). The Senior Notes mature on August 1, 2020 and bear interest at the rate of 6.25% per year, payable semi-annually on February 1 and August 1 of each year, commencing on February 1, 2013. The Senior Notes were issued in a private placement at an offering price of 100% of the aggregate principal amount of the Senior Notes. The Senior Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The Senior Notes are general senior unsecured obligations of Hologic and are guaranteed on a senior unsecured basis by the Guarantors.

The Indenture contains covenants which limit, among other things, Hologic’s and certain of its subsidiaries’ (including the Gen-Probe Guarantors’) ability to incur additional indebtedness, pay dividends or repurchase or redeem capital stock, make certain investments, incur liens, enter into certain types of transactions with Hologic’s affiliates, and sell assets or consolidate or merge with or into other companies. These covenants are subject to a number of exceptions and qualifications.

Hologic may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net cash proceeds of certain equity offerings at any time and from time to time before August 1, 2015, at a redemption price equal to 106.250% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date. Hologic also has the option to redeem the Senior Notes on or after: August 1, 2015 through July 31, 2016 at 103.125% of par; August 1, 2016 through July 31, 2017 at 102.083% of par; August 1, 2017 through July 31, 2018 at 101.042% of par; and August 1, 2018 and thereafter at 100% of par. In addition, if Hologic undergoes a change of control, as provided in the Indenture, Hologic will be required to make an offer to purchase each holder’s Senior Notes at a price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture also contains certain customary events of default, including among others, failure to pay interest on the Senior Notes that continues for a period of 30 days after payment is due, failure to pay the principal of, or premium, if any, on the Senior Notes when due upon maturity, redemption, required repurchase, acceleration or otherwise, failure to comply with certain covenants and agreements after notice thereof, and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Senior Notes to declare to be immediately due and payable the principal amount of all such Senior Notes then outstanding, plus accrued but unpaid interest to the date of acceleration, or in the case of events of default involving bankruptcy or insolvency, such principal amount plus interest on all of the Senior Notes shall become automatically due and payable immediately without any further action or notice.

On August 1, 2012, in connection with the issuance of the Senior Notes, Hologic and the Guarantors entered into an exchange and registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Senior Notes. Pursuant to the terms of the Registration Rights Agreement, Hologic and the Guarantors agreed to (i) file a registration statement covering an offer to exchange the Senior Notes for a new issue of identical exchange notes registered under the Securities Act on or before 180 days from August 1, 2012, (ii) use commercially reasonable efforts to cause such registration statement to become effective, and (iii) use commercially reasonable efforts to complete the exchange prior to 270 days after August 1, 2012. Under certain circumstances, Hologic and the Guarantors may be required to provide a shelf registration statement to cover resales of the Senior Notes.

The foregoing description of the Senior Notes, the Indenture, and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Indenture (including the forms of Senior Note) and the Registration Rights Agreement, which are attached as Exhibits 4.1 and 4.3 hereto and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 27, 2009, Gen-Probe entered into a Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A (the “Lender”), which originally provided for a one year senior secured revolving credit facility in an amount of up to $180.0 million that was subject to a borrowing base formula. In connection with the Credit Agreement, Gen-Probe also entered into a Security Agreement (Securities) (the “Security Agreement”) in favor of the Lender, pursuant to which Gen-Probe secured its obligations under the Credit Agreement with a first priority security interest in the securities, cash and other investment property held in specified accounts maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Lender.

Gen-Probe and the Lender subsequently amended the Credit Agreement on a number of occasions to ultimately increase the amount which Gen-Probe may borrow from time to time under the Credit Agreement from $180.0 million to $250.0 million and to extend the maturity date of the revolving credit facility under the Credit Agreement to February 22, 2013.

In anticipation of the Merger, on July 27, 2012 Gen-Probe repaid all outstanding amounts and satisfied all outstanding obligations under the Credit Agreement, and Gen-Probe and the Lender terminated the Credit Agreement and the Security Agreement, subject to certain continuing indemnity obligations.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 1, 2012, pursuant to the Merger Agreement, Hologic completed its acquisition of Gen-Probe. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Gen-Probe, with Gen-Probe surviving the Merger as a wholly owned subsidiary of Hologic.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Gen-Probe’s common stock, par value $0.0001 per share (the “Common Stock”), was converted into the right to receive $82.75 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), other than (i) treasury shares, (ii) shares held by Gen-Probe or any of its subsidiaries, (iii) shares held by Hologic, Merger Sub or any other subsidiary of Hologic, and (iv) shares held by stockholders who have properly demanded, exercised and perfected and not withdrawn a demand for statutory appraisal rights under Delaware law, if any.

Also at the Effective Time, each outstanding option to purchase shares of Common Stock, other than options granted on or after February 8, 2012, was cancelled in exchange for the right to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price for each share subject to the applicable option, less any applicable withholding taxes. With respect to stock options granted on or after February 8, 2012, each such option (i) was assumed by Hologic and will continue to have, and be subject to, the same terms and conditions applicable to such option, and (ii) will be, or will become, exercisable for a number of shares of Hologic common stock equal to the product of (x) the number of shares that would have been issuable upon exercise of such option and (y) the Option Exchange Ratio (as defined in the Merger Agreement). With respect to each share of restricted stock, the vesting restrictions lapsed at the Effective Time and each such share became fully vested and was converted into the right to receive a cash payment in an amount equal to the product of (i) the number of shares subject to the award and (ii) the Merger Consideration. With respect to each award representing the right to receive shares of Common Stock that is subject to performance-based conditions, the performance periods thereunder terminated at the Effective Time, and 150% of the target number of shares subject to the performance award with respect to such performance periods fully vested and were converted into the right to receive a cash payment in an amount equal to the product of (i) the number of vested shares subject to the award and (ii) the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Gen-Probe’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2012, and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Gen-Probe notified the NASDAQ Global Select Market (“Nasdaq”) on August 1, 2012 that each outstanding share of Common Stock was converted in the Merger into the right to receive the Merger Consideration, as set forth under Item 2.01 above, which description is incorporated herein by reference, and requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the shares of Common Stock. On August 1, 2012, Nasdaq filed the Form 25 with the SEC. Trading of the Common Stock on Nasdaq was suspended on August 1, 2012. On the effective date of the Form 25, Gen-Probe will file with the SEC a certification on Form 15 to deregister the shares of Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend Gen-Probe’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock was canceled and converted at the Effective Time into the right to receive the Merger Consideration. Upon the Effective Time, Gen-Probe’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in Gen-Probe (other than their right to receive the Merger Consideration) and, accordingly, no longer have any interest in Gen-Probe’s future earnings or growth. See the disclosure regarding the Merger Agreement and the Merger under Item 2.01 above for additional information, which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, Gen-Probe became a wholly owned subsidiary of Hologic. See the disclosure regarding the Merger Agreement and the Merger under Item 2.01 above for additional information, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, immediately prior to the Effective Time, all of the directors of Gen-Probe voluntarily resigned from Gen-Probe’s board of directors. These resignations were not a result of any disagreements between Gen-Probe and the former directors on any matter relating to Gen-Probe’s operations, policies or practices. Upon consummation of the Merger on August 1, 2012, Robert A. Cascella and Glenn P. Muir, the directors of Merger Sub and the President, Chief Executive Officer and a director, and Executive Vice President, Chief Financial Officer and a director, respectively, of Hologic, became the directors of Gen-Probe. Also in accordance with the terms of the Merger Agreement, at the Effective Time, the executive officers of Gen-Probe were effectively removed and replaced by the executive officers of Merger Sub.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, Gen-Probe’s amended and restated certificate of incorporation and amended and restated bylaws were amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “Gen-Probe Incorporated.” Copies of the amended and restated certificate of incorporation and the amended and restated bylaws of Gen-Probe are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Gen-Probe Incorporated, Hologic, Inc., and Gold Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Gen-Probe’s Current Report on Form 8-K filed with the SEC on May 1, 2012)

3.1	Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated

3.2	Amended and Restated Bylaws of Gen-Probe Incorporated

4.1	Indenture, dated August 1, 2012, by and among Hologic, Inc., the guarantors party thereto (including Gen-Probe Incorporated) and Wells Fargo Bank, National Association, as Trustee

4.2	Forms of 6.25% Senior Note due 2020 (included in Exhibit 4.1)

4.3	Exchange and Registration Rights Agreement, dated August 1, 2012, by and among Hologic, Inc., certain of its subsidiaries (including Gen-Probe Incorporated) and Goldman, Sachs & Co.

10.1	Credit and Guaranty Agreement, dated August 1, 2012, by and among Hologic, Inc., the guarantors party thereto (including Gen-Probe Incorporated) and Goldman Sachs Bank USA

10.2	Pledge and Security Agreement, dated August 1, 2012, by and among Hologic, Inc., the guarantors party thereto (including Gen-Probe Incorporated) and Goldman Sachs Bank USA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2012	GEN-PROBE INCORPORATED

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Treasurer and
Assistant Secretary

EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2012, by and among Gen-Probe Incorporated, Hologic, Inc., and Gold Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Gen-Probe’s Current Report on Form 8-K filed with the SEC on May 1, 2012)

3.1	Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated

3.2	Amended and Restated Bylaws of Gen-Probe Incorporated

4.1	Indenture, dated August 1, 2012, by and among Hologic, Inc., the guarantors party thereto (including Gen-Probe Incorporated) and Wells Fargo Bank, National Association, as Trustee

4.2	Forms of 6.25% Senior Note due 2020 (included in Exhibit 4.1)

4.3	Exchange and Registration Rights Agreement, dated August 1, 2012, by and among Hologic, Inc., certain of its subsidiaries (including Gen-Probe Incorporated) and Goldman, Sachs & Co.

10.1	Credit and Guaranty Agreement, dated August 1, 2012, by and among Hologic, Inc., the guarantors party thereto (including Gen-Probe Incorporated) and Goldman Sachs Bank USA

10.2	Pledge and Security Agreement, dated August 1, 2012, by and among Hologic, Inc., the guarantors party thereto (including Gen-Probe Incorporated) and Goldman Sachs Bank USA